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                                                                    EXHIBIT 99.1
                                                              (NYSE:TIS)
CONTACT:  John Castello
          (415) 393-8000

          FOR IMMEDIATE RELEASE
          ---------------------

TIS MORTGAGE INVESTMENT COMPANY SETS DATE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

          SAN FRANCISCO, CALIFORNIA, April 9, 1997, -- TIS Mortgage Investment Company (NYSE Symbol: TIS, the "Company") announced today that the 1997 Annual Meeting of Stockholders will be held on May 29, 1997, at 10:00 a.m., local time, at the Hyatt Burlingame in Burlingame, California. The Record Date for the Annual Meeting will be April 23, 1997. The election of three directors to the Company's Board of Directors and the ratification of the Company's auditors will be considered at the 1997 Annual Meeting of Stockholders.

          Pursuant to the terms of the Company's By-Laws, any stockholder desiring to nominate directors or propose business to be considered at the 1997 Annual Meeting of Stockholders must deliver written notice in a form complying with the By-Laws, and such notice must be received by the Company no later than the close of business on April 21, 1997. Nominations and business not proposed in accordance with the Company's By-Laws will not be considered at the 1997 Annual Meeting of Stockholders.

               TIS Mortgage Investment Company is a San Francisco-based Real Estate Investment Trust.

          This news release may contain forward-looking statements that involve risks and uncertainties detailed from time to time in the reports filed by the Company with the U.S. Securities and Exchange Commission, including reports on Forms 10-Q and 10-K.